UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

CHROMCRAFT REVINGTON, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2008, Chromcraft Revington, Inc. (the “Company”) issued a press release announcing that the Company and Benjamin M. Anderson-Ray have mutually agreed that Mr. Anderson-Ray will step down as the Chairman and Chief Executive Officer, and will resign as a member of the Board of Directors, of the Company effective as of June 30, 2008. Mr. Anderson-Ray will assume an advisory role with the Company for 90 days following his departure.

The Company also announced in the press release that the Board of Directors has appointed Ronald H. Butler as the Company’s new Chairman and Chief Executive Officer, effective as of July 1, 2008. Mr. Butler resigned from his position as President and Chief Executive Officer of Pet Resorts, Inc., a privately-held company that builds premium pet boarding, daycare, pet training and grooming facilities, in order to accept the position as the Chairman and CEO of the Company. Previously, Mr. Butler served as the Chief Executive Officer of Three Dog Bakery, Inc., a manufacturer of pet foods, and as the Executive Vice President of Merchandising and Marketing of PetSMART, Inc.

A copy of the press release is furnished with this report as Exhibit 99.1.

As part of Mr. Anderson-Ray’s departure, the Company and Mr. Anderson-Ray entered into a Mutual Separation and Release Agreement on June 12, 2008 (the “Separation Agreement”) setting forth the terms of Mr. Anderson-Ray’s departure from the Company. Among other items, the Separation Agreement provides that Mr. Anderson-Ray will (i) receive a severance payment equal to $780,000, of which $195,000 will be payable on December 31, 2008 with the remaining balance to be paid in eighteen (18) equal monthly installments of $32,500 each beginning on January 31, 2009, subject to reduction or termination as set forth in the Separation Agreement and to applicable taxes, and (ii) be reimbursed for certain health insurance costs. The Separation Agreement also provides (i) that Mr. Anderson-Ray may sell his shares of Company common stock to the Company on July 1, 2008, (ii) that Mr. Anderson-Ray will abide by the confidentiality, non-compete and non-solicitation covenants set forth in his employment agreement with the Company, and (iii) for a mutual release by the Company and Mr. Anderson-Ray of certain claims against the other.

The Company will record the charges relating to the matters covered by the Separation Agreement in the second quarter of 2008.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release of Chromcraft Revington, Inc. dated June 17, 2008.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008

CHROMCRAFT REVINGTON, INC.

By:           /s/ Frank T. Kane
       Frank T. Kane
       Senior Vice President – Finance
       and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Chromcraft Revington, Inc. dated June 17, 2008

4